SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant | |

Check the appropriate box:
| | Preliminary proxy statement
| | Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive proxy statement
| | Definitive additional materials
| | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PS BUSINESS PARKS, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X| No fee required.

     | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)    Title of each class of securities to which transaction applies:

                ------------------------------------------

         (2)    Aggregate number of securities to which transaction applies:

                ------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

                ------------------------------------------

         (4)    Proposed maximum aggregate value of transaction:

                ------------------------------------------

         (5)    Total fee paid:

                ------------------------------------------

     | | Fee paid previously with preliminary materials.

     | | Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

                ------------------------------------------

         (2)    Form, schedule or registration statement no.:

                ------------------------------------------

         (3)    Filing party:

                ------------------------------------------

         (4)    Date filed:

                ------------------------------------------

                             PS BUSINESS PARKS, INC.

                    Notice Of Annual Meeting Of Shareholders


                                  May 14, 2002


                  The Annual Meeting of Shareholders of PS Business Parks, Inc. a California corporation, will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California, on May 14, 2002, at the hour of 1:00 p.m. Los Angeles time, for the following purposes:

                  1.    To elect directors for the ensuing year.

                  2. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

                  The Board of Directors has determined that only holders of record of Common Stock at the close of business on March 15, 2002 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

                  Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

                  You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, you may nevertheless change your vote at the meeting, in which case your Proxy will be disregarded. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.


                                     By Order of the Board of Directors


                                     JACK E. CORRIGAN, Secretary


Glendale, California
April 15, 2002

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 14, 2002


                                     GENERAL

                  This Proxy Statement (first mailed to shareholders on or about April 17, 2002) is furnished in connection with the solicitation by the Board of Directors of PS Business Parks, Inc. (the "Company") of proxies for use at the Company's Annual Meeting of Shareholders to be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California at 1:00 p.m. Los Angeles time on May 14, 2002 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect seven directors of the Company and (2) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

                  Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made, the shares will be voted FOR the election as directors of the nominees named hereinafter. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

                  In a March 17, 1998 merger (the "AOPP Merger") of American Office Park Properties, Inc. ("AOPP") with and into the Company, the Company acquired the commercial property business previously operated by AOPP and the Company changed its name from "Public Storage Properties XI, Inc." to "PS Business Parks, Inc." As a result of the AOPP Merger, the Company became the sole general partner of PS Business Parks, L.P. (the "Operating Partnership"), through which the Company conducts most of its activities.


                                QUORUM AND VOTING

                  The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.

                  Only holders of record of Common Stock at the close of business on March 15, 2002 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 21,546,449 shares of Common Stock issued and outstanding.

                  If you participate in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), your Proxy will also serve as a voting instruction for the trustee of the 401(k) Plan (the "Trustee") with respect to the amount of shares of Common Stock credited to your account as of the Record Date. If you provide voting instructions via your Proxy with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock in the manner specified. If you do not provide voting instructions via your Proxy with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock at its discretion.

                  With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The seven candidates who receive the most votes will be elected directors of the Company. In voting upon any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                              ELECTION OF DIRECTORS

                  Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy and/or the Trustee will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

                Name                     Age             Director Since

         Ronald L. Havner, Jr.           44                   1998
         Harvey Lenkin                   65                   1998
         Vern O. Curtis                  67                   1990
         Arthur M. Friedman              66                   1998
         James H. Kropp                  53                   1998
         Alan K. Pribble                 59                   1998
         Jack D. Steele                  78                   1990

                  Ronald L. Havner, Jr. has been Chairman, President and Chief Executive Officer of the Company since March 1998. From December 1996 until March 1998, Mr. Havner was Chairman, President and Chief Executive Officer of AOPP. He was Senior Vice President and Chief Financial Officer of Public Storage, Inc. ("PSI"), an affiliated REIT, and Vice President of the Company and certain other REITs affiliated with PSI, until December 1996. Mr. Havner became an officer of PSI in 1986, prior to which he was in the audit practice of Arthur Andersen & Company. He is a member of the American Institute of Certified Public Accountants (AICPA), the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI) and a director of Business Machine Security, Inc., Mobile Services Group, Inc. and Burnham Pacific Properties, Inc.

                  Harvey Lenkin, a member of the Compensation Committee, became a director of the Company in March 1998 and was President of the Company (formerly Public Storage Properties XI, Inc.) from its inception in 1990 until March 1998. Mr. Lenkin has been employed by PSI for 24 years and has been President and a director of PSI since November 1991. He was a director of AOPP from December 1997 until March 1998. From 1989-90 until the respective dates of merger, Mr. Lenkin was President of 18 affiliated REITs that were merged into PSI between September 1994 and May 1998 (the "Merged Public Storage REITs"), and he was also a director of one of the Merged Public Storage REITs from 1989 until June 1996. Mr. Lenkin is a member of the Executive Committee of the Board of Governors of NAREIT.

                  Vern O. Curtis, Chairman of the Audit Committee, is a private investor. Mr. Curtis has been a director of the Company since its inception in 1990. Mr. Curtis is also a director of the Pimco Funds, Pimco Commercial Mortgage Securities Trust, Inc. and Fresh Choice, Inc. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Mr. Curtis was Dean of Business School of Chapman College from 1988 to 1990 and President and Chief Executive Officer of Denny's, Inc. from 1980 to 1987.

                  Arthur M. Friedman, a member of the Audit Committee, became a director of the Company in March 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.

                  James H. Kropp, a member of the Compensation Committee, became a director of the Company in March 1998. Mr. Kropp has been Director of Investment Management and Banking of Christopher Weil & Company, Inc. ("CWC"), a securities broker-dealer and registered investment adviser, since April 1995. CWC has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company, PSI and their affiliates. Mr. Kropp was a director of AOPP from December 1996 until December 1997. From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners. He is a director of US Restaurant Properties, Inc. and Madison Park Real Estate Investment Trust.

                  Alan K. Pribble, chairman of the Compensation Committee, became a director of the Company in March 1998. He has been an independent business consultant since June 1997. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.

                  Jack D. Steele, a member of the Audit Committee, has been a director of the Company since its inception in 1990. Dr. Steele is also a director of M.C. Gill and a member of the Advisory Board of Clark/Bardes. Dr. Steele is a business consultant. From 1989-90 until the respective dates of merger, he was a director of the Merged Public Storage REITs. Dr. Steele was Chairman - Board Services of Korn/Ferry International from 1986 to 1988 and Dean of School of Business and Professor at the University of Southern California from 1975 to 1986.

Directors and Committee Meetings

                  During 2001, the Board of Directors held five meetings (and acted three times by unanimous written consent), the Audit Committee held three meetings and the Compensation Committee held two meetings (and acted twice by unanimous written consent). During 2001, each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served.

                  The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to oversee the Company's accounting and financial reporting policies, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors and to make recommendations to the Board of Directors regarding the appointment and retention of auditors. Executive officers receive grants of options under the Company's stock option and incentive plan only with the approval of the Audit Committee.

                  The primary functions of the Compensation Committee are to determine the salary and bonus compensation for the Company's executive officers and to administer the Company's stock option and incentive plan, except for grants of options to executive officers.

                  The Company does not have a nominating committee. Pursuant to the terms of an Agreement Among Shareholders and Company dated as of December 23, 1997, as amended, among Acquiport Two Corporation ("Acquiport"), AOPP, American Office Park Properties, L.P. and PSI (which agreement was assumed by the Company in the AOPP Merger), the nominees for the Board of Directors (which constitute the current Board of Directors) consist of two nominees of PSI (currently Ronald L. Havner, Jr. and Harvey Lenkin) and five independent directors mutually acceptable to PSI and Acquiport (currently Vern O. Curtis, Arthur M. Friedman, James H. Kropp, Alan K. Pribble and Jack D. Steele). PSI and Acquiport have agreed to vote their respective shares of the Company's Common Stock to support such nominees to the Board. This voting agreement expires at the later of the following dates: (1) when PSI's interest in the Company or Acquiport's interest in the Company is less than 20%, assuming conversion of all limited partnership interests in PS Business Parks, L.P. into shares of the Company's Common Stock or (2) December 24, 2001.

Security Ownership of Certain Beneficial Owners

                  The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:

                                                                      Shares of Common Stock
                                                                        Beneficially Owned
                                                          --------------------------------------------
                                                                Number                  Percent
  Name and Address                                            of Shares                 of Class
  ---------------------------------                       -------------------      -------------------


  Public Storage, Inc. ("PSI"),                                5,418,273                  25.1%
    PS Texas Holdings, Ltd.,
    PS GPT Properties, Inc.
  701 Western Avenue,
  Glendale, California  91201-2349 (1)(3)

  Acquiport Two Corporation ("Acquiport")                      6,110,265                  28.4%
    c/o Heitman Capital Management Corporation
  180 North LaSalle Street
  Chicago, Illinois 60601,
  New York State Common Retirement Fund
  633 Third Avenue, 31st Floor
  New York, New York 10017-6754 (2)(3)

  LaSalle Investment Management, Inc.                          1,671,634                   7.8%
  LaSalle Investment Management (Securities), L.P.
  200 East Randolph Drive
  Chicago, Illinois 60601 (4)

   ----------------

   (1) This information is as of March 15, 2002. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,418,273 shares of Common Stock beneficially owned by the reporting persons include (i) 5,151,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI, and (b) PSI, share voting and dispositive power.

        The 5,418,273 shares of Common Stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. ("Units") held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable by the holder for cash or, at the Company's election, for shares of the Company's Common Stock on a one-for-one basis. Upon conversion of the Units to Common Stock, PSI and its affiliated partnerships would own 44.1% of the Common Stock (based upon the Common Stock outstanding at March 15, 2002, assuming such conversion).

   (2) This information is as of December 31, 2001 (except that the percent shown in the table is based on the Common Stock outstanding at March 15,
        2002). The reporting persons listed above have filed a joint Schedule 13D, amended as of May 21, 1998. The 6,110,265 shares of Common Stock beneficially owned by the reporting persons are held of record by Acquiport. New York State Common Retirement Fund, as the sole stockholder of Acquiport, shares voting and dispositive power with respect to the 6,110,265 shares.

   (3) See "Directors and Committee Meetings" above for a description of the agreement of PSI and Acquiport to vote their respective shares of the Company's Common Stock to support their nominees for the Board of Directors.

   (4) This information is as of December 31, 2001 and is based on a Schedule 13G (Amendment No. 4) filed by LaSalle Investment Management, Inc. and LaSalle Investment Management (Securities), L.P. (except that the percent shown in the table is based on the Common Stock outstanding at March 15, 2002). LaSalle Investment Management, Inc. and LaSalle Investment Management (Securities), L.P., registered investment advisers, have different advisory clients. As of December 31, 2001, LaSalle Investment Management, Inc. beneficially owned 329,202 shares of Common Stock and LaSalle Investment Management (Securities), L.P. beneficially owned 1,342,432 shares of Common Stock. LaSalle Investment Management, Inc. has sole voting power and sole dispositive power with respect to 96,502 shares and shared dispositive power with respect to 232,700 shares. LaSalle Investment Management (Securities), L.P. has sole voting power with respect to 754,718 shares, shared voting power with respect to 531,714 shares, sole dispositive power with respect to 733,218 shares and shared dispositive power with respect to 609,214 shares.

Security Ownership of Management

                  The following table sets forth information as of February 28, 2002 concerning the beneficial ownership of Common Stock of each director of the Company, the Company's Chief Executive Officer, the other four most highly compensated persons who were executive officers of the Company on December 31, 2001 and all directors and executive officers as a group:

                                                  Shares of Common Stock:
                                                   Beneficially Owned (1)
                                                Shares Subject to Options (2)
                                             -----------------------------------
Name                                          Number of Shares           Percent
--------------------------------             -------------------         -------
Ronald L. Havner, Jr.                            121,598(1)(3)             .6%
                                                 125,035(2)                .6%
                                                 -------                   ---
                                                 246,633                  1.1%


Harvey Lenkin                                      1,600(1)(4)              *
                                                   5,999(2)                 *
                                                   -----                   --
                                                   7,599                    *


Vern O. Curtis                                     5,000(1)                 *
                                                   5,999(2)                 *
                                                   -----                   --
                                                  10,999                    *


Arthur M. Friedman                                 3,000(1)                 *
                                                   5,999(2)                 *
                                                   -----                   --
                                                   8,999                    *


James H. Kropp                                     7,791(1)(5)              *
                                                   5,999(2)                 *
                                                   -----                   --
                                                  13,790                    *


Alan K. Pribble                                        --                  --
                                                   5,999(2)                 *
                                                   -----                   --
                                                   5,999                    *


Jack D. Steele                                     2,100(1)(6)              *
                                                   5,999(2)                 *
                                                   -----                   --
                                                   8,099                    *


Angelique A. Benschneider                             --                   --
                                                   5,000(2)                 *
                                                   -----                   --
                                                   5,000                    *

                                                  Shares of Common Stock:
                                                   Beneficially Owned (1)
                                                Shares Subject to Options (2)
                                             -----------------------------------
Name                                          Number of Shares           Percent
--------------------------------             -------------------         -------
Jack E. Corrigan                                   5,800(1)                 *
                                                  48,333(2)                .2%
                                                  ------                   ---
                                                  54,133                   .2%


J. Michael Lynch                                     147(1)                 *
                                                  48,333(2)                .2%
                                                  ------                   ---
                                                  48,480                   .2%


Jeffrey H. Reinstein                                  --                    --

                                                   8,333(2)                 *
                                                   -----                   --

                                                   8,333                    *


All Directors and Executive Officers             151,793(1)(3)(4)(5)
  as a Group                                            (6)                .7%
  (15 persons)                                   307,654(2)               1.4%
                                                 -------                  ----
                                                 459,447                  2.1%
---------------

 *      Less than 0.1%

(1) Shares of Common Stock beneficially owned as of February 28, 2002. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan as of December 31, 2001. Does not include restricted stock units described in note (1) to the summary compensation table under "Compensation -- Compensation of Executive Officers."

(2) Represents vested portion as of February 28, 2002, and portion of which will be vested within 60 days of February 28, 2002, of shares of Common Stock subject to options held by the named individuals or the group pursuant to the Company's stock option and incentive plan.

(3) Includes 500 shares held by a custodian of an IRA for Mrs. Havner as to which she has investment power.

(4)      Includes 221 shares as to which Mrs. Lenkin has investment power.

(5) Includes 100 shares held by Mr. Kropp's daughter as to which she has investment power, and 600 shares held by CWC Good Company Portfolio, a general partnership of which Mr. Kropp is a general partner, as to which Mr. Kropp shares investment power.

(6) Shares held by Mr. and Mrs. Steele as trustees of Jack D. Steele Retirement Trust as to which they share investment power.

                  The Company has outstanding a class of preferred stock, consisting of various series of non-voting preferred stock. As of February 28, 2002, Arthur M. Friedman owned 2,000 depositary shares representing interests in the preferred stock, Alan K. Pribble owned 6,000 depositary shares, Jack D. Steele owned 3,000 depositary shares (as to which he shared investment power), Jeffrey H. Reinstein owned 1,000 depositary shares, and the directors and executive officers as a group owned a total of 12,000 shares, representing less than 1% of the outstanding shares.

                                  COMPENSATION

Compensation of Executive Officers

                  The following table sets forth certain information concerning the annual and long-term compensation paid to Ronald L. Havner, Jr., the Company's Chief Executive Officer, and the other four most highly compensated persons who were executive officers of the Company on December 31, 2001 (the "Named Executive Officers") for 2001, 2000 and 1999.

                           Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                                   ----------------------------
                                                 Annual Compensation                          Awards
                                     ------------------------------------------    ----------------------------
                                                                                     Restricted     Securities
Name and                                                           Other Annual      Stock Unit     Underlying       All Other
Principal Position           Year      Salary          Bonus       Compensation    Awards ($)(1)    Options (#)    Compensation
------------------           ----    -------------  ----------     ------------    -------------    -----------    ------------

Ronald L. Havner, Jr.        2001   $ 285,000       $ 450,500           (2)              --           50,000      $   5,100(3)
   Chairman of the Board,
   President and Chief       2000     285,000         350,500           (2)              --          100,000          4,800(3)
   Executive Officer
                             1999     268,300(4)      350,500           (2)              --             --            4,700(3)


Jack E. Corrigan             2001     175,000         100,000            --              --           25,000         10,300(3)
   Vice President and
   Chief Financial Officer   2000     145,000         125,500            --         $  96,000         25,000          6,800(3)

                             1999     145,000          53,000            --              --             --            4,700(3)


J. Michael Lynch             2001     175,000         100,500           (2)            54,960         25,000         13,000(3)
   Vice President-Director
   of Acquisitions and       2000     145,000         125,500           (2)            96,000         25,000          6,800(3)
   Development
                             1999     145,000          53,000           (2)              --             --            4,700(3)


Jeffrey H. Reinstein         2001     145,000          52,500           (2)            54,960         20,000          6,700(3)
   Vice President-
   Business Services         2000      89,000(5)       45,500           (2)              --           25,000          2,700(3)


Angelique A. Benschneider    2001     113,300         110,000           (2)           113,080         45,000          2,900(3)
   Vice President(6)

---------------

(1) Represents the value of grants of restricted stock units made under the 1997 Stock Option and Incentive Plan (with the value of one restricted stock unit deemed equivalent to the value of one share of Common Stock and based on the closing price of the Common Stock on the American Stock Exchange on the date of grant). The restricted stock units vest 30% on the third anniversary, 30% on the fourth anniversary and 40% on the fifth anniversary, of the date of grant. On each vesting date, the holder will receive shares of Common Stock representing the applicable percentage of the total number of restricted stock units granted. Holders of restricted stock units receive payments equal to the dividends that would have been paid on an equivalent number of shares of Common Stock. The grants of restricted stock units do not entitle the holders to any current voting rights. As of December 31, 2001, the total holdings of restricted stock units of the Named Executive Officers and the market value of such holdings (with the value of one unit deemed equivalent to the value of one share of Common Stock on the American Stock Exchange on December 31, 2001) were as follows: Mr. Corrigan - 4,000 restricted stock units ($126,000), Mr. Lynch - 6,000 restricted stock units ($189,000), Mr. Reinstein - 2,000 restricted stock units ($63,000) and Ms. Benschneider - 4,000 restricted stock units ($126,000).

(2) Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(3) Consists of employer contributions to the 401(k) Plan in the case of Mr. Havner and employer contributions and dividend equivalent payments based on ownership of restricted stock units in the case of the other Named Executive Officers.

(4) Mr. Havner's annual base salary was increased from $185,000 to $285,000 effective March 1, 1999.

(5)      For the period May 22, 2000 through December 31, 2000.

(6) Ms. Benschneider was hired at the end of 2000. Her 2001 bonus includes a $50,000 signing bonus paid at the end of 2000 and her 2001 options include 15,000 options granted at the end of 2000. Her annual base salary was increased from $110,000 to $120,000 effective September 1, 2001.


                  The following table sets forth certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 2001.

                        Option Grants in Last Fiscal Year

                               Individual Grants
------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value
                            Number of      Percent of                                      at Assumed Annual Rates
                            Securities    Total Options                                  of Share Price Appreciation
                            Underlying     Granted to      Exercise                           for Option Term
                             Options      Employees in       Price      Expiration      ------------------------------
          Name             Granted (#)     Fiscal Year      ($/Sh)         Date                 5%             10%
-------------------------- ------------- ---------------- ------------ -------------    ------------------------------
Ronald L. Havner, Jr.           50,000        15.5%        $27.48         3/13/11            $864,101      $2,189,802
Jack E. Corrigan                25,000         7.8%         26.71         9/21/11             419,944       1,064,222
J. Michael Lynch                25,000         7.8%         26.71         9/21/11             419,944       1,064,222
Jeffrey H. Reinstein            20,000         6.2%         26.71         9/21/11             335,956         851,377
Angelique A. Benschnieder       15,000(1)      4.7%         26.80         11/22/10            252,816         640,684
                                30,000         9.3%         26.71         9/21/11             503,933       1,277,066

----------------

(1)    Granted at the end of 2000 when Ms. Benschneider was hired.


                  All options granted in 2001 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

                  The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2001.

                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                  Shares                                 Number of
                               Acquired on                         Securities Underlying           Value of Unexercised
                               Exercise(#)        Value             Unexercised Options           In-the-Money Options at
            Name                               Realized($)         at December 31, 2001            December 31, 2001(1)
-------------------------      ------------    -----------       ----------------------------   -----------------------------
                                                                 Exercisable    Unexercisable   Exercisable     Unexercisable
                                                                 -----------    -------------   -----------    --------------
Ronald L. Havner, Jr.            50,000        $503,250            108,369         116,667      $  1,290,823   $     559,335
Jack E. Corrigan                     --             --              48,333          41,667           364,790         209,335
J. Michael Lynch                     --             --              48,333          41,667           364,790         209,335
Jeffrey H. Reinstein                 --             --               8,333          36,667            67,706         231,219
Angelique A. Benshneider             --             --               5,000          40,000            23,500         190,700

--------------

(1) Based on closing price of $31.50 per share of Common Stock on December 31, 2001, as reported by the American Stock Exchange. On April 11, 2002, the closing price per share of Common Stock as reported by the American Stock Exchange was $36.15.

Compensation of Directors

                  Each of the Company's directors, other than Ronald L. Havner, Jr., receives directors' fees of $10,000 per year plus $1,000 for each meeting attended and $500 for each telephone meeting. In addition, each member of the Audit Committee receives $1,000 for each meeting of the Audit Committee attended and $500 for each telephone meeting. Each member of the Compensation Committee receives $1,000 for each meeting of the Compensation Committee attended and $500 for each telephone meeting. The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive automatic grants of options under the 1997 Stock Option and Incentive Plan (the "1997 Plan"), and Ronald L. Havner, Jr. is eligible to receive discretionary grants of options and/or restricted stock thereunder. Under the 1997 Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted a non-qualified option to purchase 5,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, a non-qualified option to purchase 1,000 shares of Common Stock.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Board of Directors appointed a Compensation Committee in March 2000. Until that date, the Company's stock option and incentive plan, under which executive officers are eligible to receive options and/or restricted stock, was administered by the Audit Committee. The Audit Committee continues to administer the stock option and incentive plan with respect to grants of options to executive officers.

                  Ronald L. Havner, Jr., who is an executive officer of the Company, is a member of the Board of Directors.

Certain Relationships and Related Transactions

                  Sales of Shares to Company. In August, 2001, State Treasurer, State of Michigan, which owned more than 5% of the outstanding shares of the Company's Common Stock, sold to the Company in a privately negotiated transaction 431,611 shares of the Company's Common Stock for $11,900,000. Concurrently, State Treasurer, State of Michigan sold 1,200,000 shares to other institutional investors on the same terms.

                  Loan from PSI. In December 2001, the Operating Partnership borrowed a total of $35 million from PSI. The loan was repaid in January 2002. The loan bore interest at 3.25% per year and was approved by the Company's disinterested directors.

                  Assignment from PSI. At the Company's request, PSI has agreed to assign to the Company PSI's right to acquire from an unaffiliated third party a parcel of undeveloped land. The land is located adjacent to the Company's business park known as Metro Park North in Rockville, Maryland. In consideration for the assignment, the Company has agreed to reimburse PSI for all of its costs incurred in connection with the acquisition and development of the land, ($221,000 billed to PSI through March 1, 2002, including $87,000 of land deposits paid by PSI to the unaffiliated seller of the land, and an estimated additional $30,000 of accrued but unbilled costs). The land deposits would be applied to the $800,000 purchase price for the land.

                  Management Agreement with Affiliates. The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which PSI is a general partner or joint venturer ("Affiliated Entities") pursuant to a management agreement under which PSI and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for PSI and the Affiliated Entities. During 2001, PSI and the Affiliated Entities paid fees of $562,000 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by PSI, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (PSI or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days' notice by PSI (on behalf of the Affiliated Entity) and upon seven years' notice by the Operating Partnership.

                  Transactions with Christopher Weil & Company. In January 2001, the Operating Partnership purchased from an affiliate of Christopher Weil & Company, Inc. ("CWC") 11,400 partnership units in an unaffiliated public limited partnership, at the market price of $56 per unit plus commissions, for an aggregate price of $638,863. The Board of Directors also approved in January 2001 the payment by the Operating Partnership to CWC up to $250,000 of fees for financial advisory services, of which $75,000 has been paid through March 2002. James H. Kropp, a director of the Company, is Director of Investment Management and Banking of CWC.


                        REPORT OF THE BOARD OF DIRECTORS,
               THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

                  The Company pays its executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock and restricted stock units. Grants of options and restricted stock units to executive officers are made under the 1997 Stock Option and Incentive Plan (the "1997 Plan").

                  Cash Compensation. Base salary levels are based generally on market compensation rates and each individual's role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption "Stock Price Performance Graph." Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer. The base salary of Mr. Havner, the Chief Executive Officer, has not increased since March 1999. Mr. Havner's base salary for 2001 was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company and a review of the growth in the Company's net asset value (NAV) per share and funds from operations (FFO) per share compared to the growth in NAV per share and FFO per share of the REITs deemed comparable by the Company.

                  The Company uses annual cash bonuses as an important method of rewarding executive officers commensurate with the Company's performance, departmental performance and individual performance. Early in 2001, the Company established a target bonus amount for each executive officer (other than the Chief Executive Officer). Payment of the target bonus amounts was based primarily on each executive officer's achievement of individualized quantitative financial and operational goals related to the activities he managed. The bonus paid to the Chief Executive Officer was the same in 1998, 1999 and 2000 and was increased in 2001. Mr. Havner's bonus for 2001 was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company, a review of the growth in the Company's NAV per share and FFO per share compared to the growth in NAV per share and FFO per share of the REITs deemed comparable by the Company and the significant acquisition activity of the Company in 2001.

                  Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. Options were granted to the named executive officers during 2001 as reflected above in the table captioned "Option Grants in Last Fiscal Year." The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer. The number of options granted to the Chief Executive Officer during 2001 was based on the factors outlined above.

                  Beginning in 2000, the Company determined to make awards of restricted stock units to its executive officers as another form of long-term incentive compensation. Restricted stock units entitle the holder to receive shares of Common Stock at a specified vesting date. Restricted stock units increase in value as the value of the Common Stock increases, and vest over time provided that the executive officer remains in the employ of the Company. Accordingly, awards of restricted stock units serve the Company's objectives of retaining its executive officers and motivating them to advance the interests of the Company and its shareholders. The number of restricted stock units granted to individual executive officers during 2001 was based on a number of factors, including seniority and individual performance. The Company has not granted any restricted stock units to the Chief Executive Officer.

BOARD OF DIRECTORS       COMPENSATION COMMITTEE       AUDIT COMMITTEE
Ronald L. Havner, Jr.    Alan K. Pribble (Chairman)   Vern O. Curtis (Chairman)
Harvey Lenkin            James H. Kropp               Arthur M. Friedman
Vern O. Curtis           Harvey Lenkin                Jack D. Steele
Arthur M. Friedman
James H. Kropp
Alan K. Pribble
Jack D. Steele

                          STOCK PRICE PERFORMANCE GRAPH

                  The graph set forth below compares the yearly change in the cumulative total shareholder return on the Common Stock (formerly Common Stock Series A) of the Company (formerly Public Storage Properties XI, Inc.) for the five-year period ended December 31, 2001 to the cumulative total return of the American Stock Exchange Market Value Index ("AMEX Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1996 and that all dividends (including a special dividend of $.15 per share of common stock payable on January 24, 2002 to shareholders of record on December 28, 2001) were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
           PS Business Parks, Inc., AMEX Index and NAREIT Equity Index
                      December 31, 1996 - December 31, 2001

                        [PERFORMANCE GRAPH APPEARS HERE]

     MEASUREMENT PERIOD         PS BUSINESS                      NAREIT
   (FISCAL YEAR COVERED)        PARKS, INC.         AMEX         EQUITY
-------------------------      -------------     ---------      --------
Measurement Pt. 12/31/96         $100.00          $100.00       $100.00
FYE 12/31/97                      118.10           121.28        120.26
FYE 12/31/98                      133.63           123.40         99.21
FYE 12/31/99                      132.80           159.41         94.63
FYE 12/31/00                      169.10           166.17        119.58
FYE 12/31/01                      200.53           160.32        136.24

                             AUDIT COMMITTEE REPORT

                  The Audit Committee of the PS Business Parks Board of Directors is composed of three directors who qualify as independent under the rules of the American Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2000 (Exhibit A). The members of the Audit Committee are Vern O. Curtis (Chairman), Arthur M. Friedman and Jack D. Steele. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

                  Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

                  In this context, the Audit Committee has met with management and the independent auditors and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                  The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. In addition, the Audit Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

                  Based on the Audit Committee's discussions with management and the independent auditors, the representation of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Vern O. Curtis (Chairman)
                                          Arthur M. Friedman
                                          Jack D. Steele

                              INDEPENDENT AUDITORS

                  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2002.

                  It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

Fees Billed to the Company by Ernst & Young LLP for 2001:

                  Audit Fees:

                  Audit fees billed to the Company by Ernst & Young LLP for audit of the Company's annual financial statements for the 2001 fiscal year and review of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q for the 2001 fiscal year totaled $66,000.

                  Financial Information Systems Design and Implementation Fees:

                  The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

                  All Other Fees:

                  Fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the Company's 2001 fiscal year for all other non-audit services (primarily for income tax return preparation) rendered to the Company totaled $240,000.


                                  ANNUAL REPORT

                  The Company has filed, for its fiscal year ended December 31, 2001, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. THE COMPANY WILL FURNISH, WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY SHAREHOLDER AS OF MARCH 15, 2002, WHO REPRESENTS IN SUCH REQUEST THAT HE OR SHE WAS THE RECORD OR BENEFICIAL OWNER OF THE COMPANY'S SHARES ON THAT DATE, A COPY OF THE ANNUAL REPORT TOGETHER WITH THE FINANCIAL STATEMENTS AND ANY SCHEDULES THERETO. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.


                            EXPENSES OF SOLICITATION

                  The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

               DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      CONSIDERATION AT 2003 ANNUAL MEETING

                  Any proposal that a shareholder wishes to submit for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders ("2003 Proxy Statement") pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 16, 2002. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2003 Annual Meeting of Shareholders, but does not seek to include in the Company's 2003 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 28, 2003 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2003 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2003 Annual Meeting of Shareholders should be addressed to: Jack E. Corrigan, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.


                                  OTHER MATTERS

                  The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy and the Trustee will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

                  You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.


                              By Order of the Board of Directors


                              JACK E. CORRIGAN, Secretary


Glendale, California
April 15, 2002

                                                                       Exhibit A

                             PS BUSINESS PARKS, INC.


              CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                Adopted by the Board of Directors on May 9, 2000



1. The Audit Committee shall have at least three members and shall be composed entirely of independent members of the Board of Directors (the "Board"). Each member of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member shall have had employment experience in finance or accounting, or comparable experience providing sophistication in matters of accounting or finance.

2. The purposes of the Audit Committee are:

     o to oversee the Company's accounting and financial reporting policies and practices, its internal controls and accounting and computer practices and procedures;

     o to oversee the quality, appropriateness of accounting practices and objectivity of the Company's financial statements and the independent audit thereof; and

     o to act as a liaison between the Company's independent auditors and the full Board.

The function of the Audit Committee is oversight; it is the responsibility of the Company to maintain appropriate systems for accounting and internal control, and the auditors' responsibility to plan and carry out a proper audit. To this end, the Audit Committee shall have unrestricted access to the Board, the independent auditors and the executive and financial management of the Company. Ultimately, the outside auditors shall be accountable to the Audit Committee and the Board, as representatives of the shareholders of the Company, and therefore both the Audit Committee and the Board shall have authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

3. To carry out its purposes, the Audit Committee shall have the following duties and powers:

     o to recommend to the Board the selection, retention or termination of auditors;

     o to require the independent auditors to submit to the Audit Committee, on a periodic basis, a written list of all relationships between the independent auditors and the Company (consistent with Independence Standards Board standards), to discuss with the independent auditors any such relationship that may affect the objectivity or independence of the outside auditors, and to recommend to the full Board any action deemed necessary to maintain the independence of the outside auditors;

     o to meet with the Company's independent auditors, including private meetings, as necessary (i) to review the arrangements for, procedures to be utilized, and scope of the annual audit and any specific audits,
         (ii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the auditors, disagreements with management or other results of audit(s), (iii) to review the annual financial statements of the Company and significant accounting policies underlying the statements and their presentation to the public in the annual or other reports, (iv) to consider the auditors' comments with respect to the Company's financial policies, procedures and internal accounting controls and the Company's responses thereto and resolve as necessary, and (v) to review the form of opinion the auditors propose to render to the Board and shareholders;

     o to consider the appropriateness of and effect upon the Company of any changes in accounting principles or practices proposed by the Company or the auditors;

     o to review legal and regulatory matters that may have a material impact on the financial statements of the Company, including company compliance policies and procedures;

     o to review the fees charged by the auditors for audit or non-audit services;

     o as authorized by the full Board, to investigate improprieties or suspected improprieties in the Company's financial operations;

     o to act in an advisory capacity to the Chief Executive Officer regarding personnel matters relating to legal and ethical behavior;

     o to perform such other functions as assigned by law, the Company's bylaws or the full Board; and

     o to report activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

4. The Audit Committee shall have a chairman, who shall be elected by a majority vote of the Board, shall meet on a regular basis, and shall hold special meetings as circumstances require. The Audit Committee shall act by majority vote of its members.

5. The Audit Committee shall meet regularly with the financial officers of the Company, with internal auditors, if any, and with other officers as it deems appropriate.

6. The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

7. The Audit Committee shall prepare a report for inclusion in the Company's annual proxy statement in accordance with applicable requirements of the U.S. Securities and Exchange Commission.

8. The Audit Committee shall review this Charter periodically and recommend any changes to the full Board.

                             PS BUSINESS PARKS, INC.

                               701 Western Avenue
                         Glendale, California 91201-2349

           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), hereby (i) appoints Ronald L. Havner, Jr. and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on March 15, 2002, at the Annual Meeting of Shareholders to be held on May 14, 2002 (the "Annual Meeting"), and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the "Trustee") to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned's account under the 401(k) Plan on March 15, 2002, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

                  THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK CREDITED TO THE UNDERSIGNED'S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE.

                  (continued and to be signed on reverse side)

 X  Please mark your votes as indicated in this example.
---
1.      Election of Directors
               FOR                    WITHHELD             Nominees:
               ALL                    FROM ALL             Ronald L. Havner, Jr.
               NOMINEES               NOMINEES             Harvey Lenkin
        ---                     ---                        Vern O. Curtis
        For all nominees except as noted below             Arthur M. Friedman
                                                           James H. Kropp
                                                           Alan K. Pribble
                                                           Jack D. Steele
        -----------------------------------------

2. Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 15, 2002.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.



Signature                        Signature if held jointly
         -----------------------                          ----------------------

Dated             ,  2002
         ---------

Note: Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.